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                                                                   Exhibit 10.44

                                 PROMISSORY NOTE

$50,000.00                                              Eden Prairie, Minnesota
                                                                 March 21, 1997

         FOR VALUE RECEIVED, the undersigned, Robert L. Johander, promises to pay to ValueVision International, Inc. (the "Company") at 6740 Shady Oak Road, Eden Prairie, MN 55344, or at such other places as the holder hereof may from time to time designate in writing the principal sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) in lawful money of the United States of America, with interest thereon from the date hereof at an annual interest rate equal to SIX AND 7/8 PERCENT (6.875%) which will be compounded annually.

         All outstanding principal and accrued interest shall be due and payable in full at the term of the note which will be no later than March 20, 1998 (the "Due Date"). Earlier repayment will be required: (1) from proceeds of the sale of the Company Shares (as hereinafter defined) pledged as collateral in excess of the Third Party Loans (as hereinafter defined) or (2) in the event that the undersigned voluntarily terminates his employment with the Company. The undersigned reserves the right to repay all or any part of the indebtedness evidenced hereby without penalty. No payment or principal or interest shall be due or demanded prior to the Due Date.

         As collateral for the note, the undersigned hereby pledges the proceeds from the sale of all the Common Stock, $.01 par value of the Company owned directly by the undersigned (the "Company Shares"), to the extent such proceeds exceed the amount of loans from third parties to the undersigned (the "Third Pary Loans") for which the Company Shares are pledged.

         If, in the opinion of the holder of this Note, it becomes necessary to employ counsel to collect or to enforce this Note, the maker hereof agrees to pay, to the extent permitted by law, all of the costs, charges, disbursements and reasonable attorney's fees incurred by the holder hereof in collecting or enforcing this Note.

         The maker hereby waives presentment for payment, demand, protest, notice of nonpayment, and protest of nonpayment.


         IN WITNESS WHEREOF, this instrument has been duly executed by the maker this 21st day of March, 1997.


                                              By: /s/ Robert L. Johander
                                                  -----------------------------
                                                  Robert L. Johander